Exhibit 10.5

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of February 10, 2017, by and between Immunomedics, Inc., a Delaware corporation (the “Company”), and Seattle Genetics, Inc., a Delaware corporation (together with its permitted successors and assigns, the “Purchaser”).

WHEREAS, the Company and the Purchaser have entered into a Stock Purchase Agreement, dated as of the date hereof (as may be further amended or modified from time to time in accordance with its terms, the “Purchase Agreement”), whereunder, among other things, the Purchaser is purchasing 3,000,000 shares of Common Stock of the Company (the “Purchased Shares”) from the Company, and the Company has agreed to execute and deliver to, and in favor of, the Purchaser, a warrant on customary terms reasonably acceptable to the Purchaser (the “Warrant”), pursuant to which the Purchaser will have the right, until February 10, 2020 (the “Warrant Expiration Date”), to purchase up to 8,655,804 shares of Common Stock at an exercise price of $4.90 per share (in each case, subject to adjustment in accordance with the terms of the Warrant); and

WHEREAS, the execution of this Agreement by the Company and its delivery to the Purchaser is required by the Purchase Agreement;

NOW THEREFORE, in consideration of the premises and the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereto acknowledge, the parties agree as follows:

ARTICLE 1. DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing Date” shall have the meaning set forth in the Purchase Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Indemnified Party” shall have the meaning set forth in Section 6.3.

“Indemnifying Party” shall have the meaning set forth in Section 6.3.

“Losses” shall have the meaning set forth in Section 6.1.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning set forth in the Recitations.

“Purchased Shares” has the meaning set forth in the Recitations.

“Registrable Securities” means the Purchased Shares and the Warrant Shares; provided, that any such securities shall cease to constitute “Registrable Securities” upon the earliest to occur of (A) the date on which such securities are disposed of pursuant to a Registration Statement and (B) the date on which such securities cease to be outstanding.

“Registration Statement” means any registration statement contemplated by this Agreement, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Transfer Agent” shall have the meaning set forth in the Purchase Agreement.

“Warrant” shall have the meaning set forth in the Recitations.

“Warrant Expiration Date” shall have the meaning set forth in the Recitations.

“Warrant Shares” shall have the meaning set forth in Section 2.1(a).

ARTICLE 2. RESALE REGISTRATION STATEMENT

2.1 Registration Statements.

(a) Mandatory Registration. Within one hundred twenty (120) days after the Closing Date and subject to Section 2.3, the Company shall prepare and file with the Commission a Registration Statement, which shall be a “resale” registration statement providing for the resale of the Registrable Securities pursuant to an offering to be made on a continuous basis under Rule 415. The Registration Statement required by the foregoing sentence shall be on Form S-3 and shall cover to the extent allowable under the Securities Act and the rules promulgated thereunder, such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions of and/or from the Registrable Securities and adjustments in the number of shares of Common Stock into which the Warrant is exercisable (such shares, “Warrant Shares”) made pursuant to the terms of the Warrant. Such Registration Statement may include only the Registrable Securities. The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act within one hundred eighty (180) days after the Closing Date and to keep such Registration Statement continuously effective under the Securities Act until the date when all Registrable Securities covered by such Registration Statement have been sold.

(b) Penalty.

(i) If the Registration Statement required by the first sentence of Section 2.1(a) has not been filed as of the date that is one hundred twenty (120) days after the Closing Date, on such date and on each subsequent 30-day anniversary of such date on which such Registration Statement has not been filed, the Company shall pay to the Purchaser an amount in cash, in immediately available funds to one or more bank accounts that have been designated by the Purchaser, equal to $100,000, which amount will increase by $50,000 for each subsequent 30-day period after the first such payment until such Registration Statement has been filed.

(ii) If the Registration Statement required by the first sentence of Section 2.1(a) has not been declared effective under the Securities Act as of the date that is one hundred eighty (180) days after the Closing Date, on such date and on each subsequent 30-day anniversary of such date on which such Registration Statement has not been declared effective, the Company shall pay to the Purchaser an amount in cash, in immediately available funds to one or more bank accounts that have been designated by the Purchaser, equal to $100,000, which amount will increase by $50,000 for each subsequent 30-day period after the first such payment until such Registration Statement has been declared effective.

2.2 Certain Matters. In the event that, due to limits imposed by the Commission, the Company is unable on the Registration Statement filed pursuant to the first sentence of Section 2.1(a) to register for resale under Rule 415 of Regulation C under the Securities Act all of the Registrable Securities that it has agreed to file pursuant to the first sentence of Section 2.1(a), the Company shall include in a Registration Statement, which may be a subsequent Registration Statement if the Company is required, or determines that it is desirable, to withdraw the original Registration Statement and file a new Registration Statement in order to rely on Rule 415 with respect to the full such amount of the Registrable Securities permitted by the Commission.

2.3 Blackout Period. The Company may postpone the filing or effectiveness of any Registration Statement (or amendment or supplement thereto) or suspend the use or effectiveness of any Registration Statement (and in each case suspend any other related action otherwise contemplated hereunder) for a reasonable “blackout period” if the board of directors of the Company determines in good faith that such registration or the sale by the Purchaser of Registrable Securities under such Registration Statement at such time (i) would adversely affect a pending or proposed significant corporate event, proposed financing or (ii) would require the disclosure of material non-public information the disclosure of which at such time would, in the good faith judgment of the board of directors of the Company, be materially adverse to the interests of the Company; provided that the filing or effectiveness of a Registration Statement (or amendment or supplement thereto) by the Company may not be postponed and the use or effectiveness of any Registration Statement may not be suspended (A) in the case of clause (i) above, for more than ten (10) days after the abandonment or consummation of any of the pending or proposed significant corporate event, proposed financing or the negotiations, discussions or pending proposals with respect thereto; (B) in the case of clause (ii) above, until the earlier to occur of the filing by the Company of its next succeeding Form 10-K or Form 10-Q or the date upon which such information is otherwise publicly disclosed by the Company; or (C) in any event, in the case of either clause (i) or (ii) above, for more than 90 days after the date of the determination of the Board of Directors; provided that the Company may not postpone the filing or effectiveness of a Registration Statement (or amendment or supplement thereto) or suspend the use or effectiveness of any Registration Statement for more than an aggregate of 90 days in any 365-day period. In addition to the foregoing, the Company shall have the right to suspend the Purchaser’s ability to use a Prospectus in connection with non-underwritten sales off of a Registration Statement during each of its regular quarterly blackout periods applicable to directors and senior officers under the Company’s policies in existence from time to time. The Company shall not be required to effectuate an underwritten offering (during such a regular quarterly blackout period or otherwise) to the extent the Company reasonably concludes, after consultation in good faith with the Purchaser, that the Company cannot provide adequate, timely disclosure or satisfy other underwriting conditions in connection with such offering without undue burden.

2.4 Demand Rights for Shelf Takedowns. Subject to Sections 2.3 and 8.4, upon the written demand of the Purchaser, the Company will facilitate in the manner described in this Agreement a “takedown” of Registrable Securities off of a Registration Statement; provided that the Purchaser may not make such demand more than four times in the aggregate; and provided, furthermore, that any demand for an underwritten offering of Registrable Securities shall have an aggregate market value (based on the most recent closing pricing of the Common Stock at the time of the demand) of at least $1,000,000. If a demand by the Purchaser has been made for a shelf takedown, no further demands may be made so long as such offering is still being pursued.

ARTICLE 3. NOTICES, CUTBACKS AND OTHER MATTERS

3.1 Notifications Regarding Request for Takedown. In order for the Purchaser to initiate a shelf takedown off of a Registration Statement, the Purchaser must so notify the Company in writing indicating the number of Registrable Securities sought to be offered and sold in such takedown and the proposed plan of distribution. Pending any required public disclosure by the Company and subject to applicable legal requirements, the parties will maintain the confidentiality of all notices and other communications regarding any such proposed takedown.

3.2 Plan of Distribution, Underwriters and Counsel. If the Registrable Securities are proposed to be sold in an underwritten offering, the Purchaser will be entitled to determine the plan of distribution and select the managing underwriters, in each case subject to the consent of the Company (not to be unreasonably withheld), and the Purchaser will also be entitled to select counsel for the Purchaser (which may be the same as counsel for the Company).

3.3 Cutbacks. If the Registrable Securities are proposed to be sold in an underwritten offering and the managing underwriters advise the Company and the Purchaser that, in their opinion, the number of Registrable Securities requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Registrable Securities being offered, such offering will include only the number of Registrable Securities that the managing underwriters advise can be sold in the offering.

3.4 Withdrawals. If the Purchaser has demanded a registered underwritten offering to be conducted, the Purchaser may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Registrable Securities being offered for the Purchaser’s account; provided that if the Purchaser declines to sell, in whole or in part, the Registrable Securities being offered for the Purchaser’s account, then the demand for such underwritten offering shall count as a demand for purposes of Section 2.4 of this Agreement unless the Purchaser reimburses the Company for all reasonable out-of-pocket expenses incurred by the Company in connection with such underwritten offering.

3.5 Lockups. In connection with any underwritten offering of Registrable Securities, the Company and the Purchaser will agree (in the case of the Company, with respect to the Common Stock and any rights related thereto, and in the case of the Purchaser, with respect to the Registrable Securities held by it and any rights related thereto) to be bound by customary lockup restrictions in the applicable underwriting agreement.

ARTICLE 4. FACILITATING REGISTRATIONS AND OFFERINGS

4.1 Registration Statements. In connection with any Registration Statement, the Company will:

(a) (i) prepare and file with the Commission the Registration Statement covering the applicable Registrable Securities pursuant to Section 2.1 of this Agreement, (ii) file amendments thereto as warranted, (iii) seek the effectiveness thereof, and (iv) file with the Commission such Prospectuses as may be required, all in consultation with the Purchaser (or its representatives) and as reasonably necessary in order to permit the offer and sale of such Registrable Securities in accordance with the applicable plan of distribution;

(b) (i) within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to any Registration Statement, any amendment or supplement to a Prospectus or any issuer free writing prospectus covering Registrable Securities, provide copies of such documents to the Purchaser (or its representatives) and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Purchaser or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the Purchaser or any underwriter available for discussion of such documents;

(ii) within a reasonable time prior to the filing of any document which is to be incorporated by reference into any Registration Statement or a Prospectus covering Registrable Securities, provide copies of such document to counsel for the Purchaser and underwriters; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for the Purchaser or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

(c) use its commercially reasonable efforts to cause any Registration Statement and any related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement and during the distribution of any registered Registrable Securities (i) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) notify the Purchaser promptly, and, if requested by the Purchaser, confirm such advice in writing, (i) when any Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective if such Registration Statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462, (ii) of the issuance by the Commission or any U.S. state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of any Registration Statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the

Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of any Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period any Registration Statement is effective as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Purchaser, upon receiving written notice of an event described in clauses (ii) to (iv) of this Section 4.1(d), shall discontinue (and direct any other Person making offers and sales of such Registrable Securities on its behalf to discontinue) offers and sales of such Registrable Securities pursuant to any Registration Statement (other than those pursuant to a plan in effect prior to such event and that complies with Rule 10b5-1 under the Exchange Act) until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed and is furnished with an amended or supplemented Prospectus;

(e) furnish counsel for each underwriter, if any, and for the Purchaser with copies of any written correspondence with the Commission or any state securities authority relating to any applicable Registration Statement or Prospectus;

(f) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force); and

(g) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

4.2 Shelf Takedowns. In connection with any shelf takedown that is demanded by the Purchaser, the Company will:

(a) cooperate with the Purchaser and the sole underwriter or managing underwriter of an underwritten offering, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof), and registered in such names as the Purchaser or the sole underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, may reasonably request at least five days prior to any sale of such Registrable Securities;

(b) furnish to the Purchaser and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable Prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as the Purchaser or underwriter may reasonably request in order to facilitate the public sale of the Registrable Securities, subject to the other provisions of this Agreement; the Company hereby consents to the use of the Prospectus, including each preliminary prospectus, by the Purchaser and each underwriter in connection with the offering and sale of the Registrable Securities covered by the Prospectus or the preliminary prospectus;

(c) (i) use its commercially reasonable efforts to register or qualify the Registrable Securities being offered and sold under all applicable U.S. state securities or “blue sky” laws of such jurisdictions as each underwriter shall reasonably request; (ii) use its commercially reasonable efforts to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and/or the Purchaser to consummate the disposition in each such jurisdiction of such Registrable Securities owned by the Purchaser; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to subject itself to taxation in any such jurisdiction, or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

(d) use its commercially reasonable efforts to cause all Registrable Securities being offered and sold pursuant to this Agreement to be qualified for inclusion in or listed on the Nasdaq Global Market or any securities exchange on which the Common Stock issued by the Company are then so qualified or listed if so requested by the Purchaser or if so requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

(e) cooperate and assist in any filings required to be made with the Nasdaq Global Market or other securities exchange and, solely with regard to an underwritten shelf takedown, in the performance of any reasonable due diligence investigation by the underwriters;

(f) solely with regard to an underwritten shelf takedown, use its commercially reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be reasonably requested by the Purchaser or the lead managing underwriter;

(g) solely with regard to an underwritten shelf takedown, enter into underwriting agreements in customary form (including provisions with respect to indemnification and contribution in customary form) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

1. make such representations and warranties to the Purchaser and the underwriters in such form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

2. obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter) addressed to the underwriters and, if reasonably obtainable, the Purchaser covering the matters customarily covered in opinions delivered in similar underwritten offerings; and

3. obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the underwriters, and, if reasonably obtainable, the Purchaser, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with similar underwritten offerings.

4.3 Due Diligence. In connection with each registration and offering of Registrable Securities to be sold by the Purchaser, the Company will, in accordance with customary practice, make reasonably available for inspection by representatives of the Purchaser and underwriters and any counsel or accountant retained by the Purchaser or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise. Such access to information, documents, personnel and other matters shall be provided to such participants, at such times and in such manner as are customary for offerings of the relevant type and as do not unreasonably burden the Company or unreasonably interfere with its operations. All information, documents and other matters provided or made accessible by the Company in connection with a registered offering hereunder shall be kept confidential pending any public disclosure thereof by the Company and subject to applicable legal requirements.

4.4 Information from the Purchaser. The Purchaser shall furnish to the Company such information regarding itself as is required to be included in any Registration Statement, the ownership of Registrable Securities by the Purchaser and the proposed distribution by the Purchaser of such Registrable Securities as the Company may from time to time reasonably request in writing. The Purchaser shall participate in any registered offering hereunder on the terms and conditions applicable to such offering and the applicable plan of distribution; provided that the Purchaser shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding the Purchaser and the Registrable Securities. Notwithstanding any other provision of this Agreement, the Company shall not be required to file any Registration Statement or include Registrable Securities therein unless it has received from the Purchaser, within a reasonable period of time prior to the anticipated filing date of such Registration Statement, all requested information required to be included in such Registration Statement.

ARTICLE 5. REGISTRATION EXPENSES

All fees and expenses incident to the performance of or compliance with this Agreement by the Company, except as and to the extent specified in this Article 5, shall be borne by the Company whether or not any Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to any Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, and to the extent applicable (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with each securities exchange or market on which Registrable Securities are required hereunder to be listed, if any, (B) with respect to filing fees required to be paid to the Financial Industry Regulatory Authority and (C) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Purchaser in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the Company may designate), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the Company), (iii) messenger, telephone and delivery expenses, (iv) Securities Act liability insurance, if the Company elects to purchase such insurance, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company’s independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of any Registrable Securities on any securities exchange if required hereunder. The Company shall not be responsible for any underwriters’, brokers’ and dealers’ discounts and commissions, transfer taxes or other similar fees incurred by the Purchaser in connection with the sale of any Registrable Securities.

ARTICLE 6. INDEMNIFICATION

6.1 Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Purchaser, its officers, directors, employees and affiliates, each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors and employees of each such controlling Person (collectively, the “Purchaser Indemnified Parties”), to the full extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys’ and expert witnesses’ fees) and expenses (collectively, “Losses”) (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review), to which the Purchaser Indemnified Parties may become subject under the Securities Act or otherwise, arising out of or relating to any violation of securities laws or untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding the Purchaser furnished in writing to the Company by the Purchaser expressly for use therein. The Company shall notify the Purchaser promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Purchaser, the directors and officers of the Purchaser, or controlling Person of the Purchaser, and shall survive the transfer of such securities held by the Purchaser.

6.2 Indemnification by the Purchaser. The Purchaser shall indemnify and hold harmless the Company, its directors, officers and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the

directors, officers and employees of such controlling Persons (collectively, the “Company Indemnified Parties”), to the full extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review), to which the Company Indemnified Parties may become subject under the Securities Act or otherwise, arising solely out of or based solely upon any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by the Purchaser to the Company specifically for inclusion in the Registration Statement or such Prospectus. Notwithstanding anything to the contrary contained herein, the Purchaser shall be liable under this Section 6.2 for only that amount as does not exceed the net proceeds to the Purchaser as a result of the sale of Registrable Securities pursuant to such Registration Statement.

6.3 Conduct of Indemnification Proceedings. (a) If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall be entitled to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(b) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such parties shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is a party and indemnity has been sought hereunder, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(c) All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 6.3) shall be paid to the Indemnified Party, as incurred, within thirty (30) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnified Party shall reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

6.4 Contribution. (a) If a claim for indemnification under Sections 6.1 or 6.2 is due but unavailable to an Indemnified Party, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of each Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.

(b) The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.3, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 6.4 was available to such party in accordance with its terms. In no event shall the Purchaser be required to contribute an amount under this Section 6.4 in excess of the net proceeds received by it upon the sale of its Registrable Securities pursuant to a Registration Statement giving rise to such contribution obligation.

(c) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 6.4(a) and Section 6.4(b). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not also guilty of such fraudulent misrepresentation.

(d) The indemnity and contribution agreements contained in this Section 6.4 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties pursuant to the law.

6.5 Survival. The agreements contained in this Section 6 shall survive the transfer of the Registered Securities by the Purchaser and sale of all of the Registrable Securities pursuant to any registration statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of any Purchaser Indemnified Party.

ARTICLE 7. RULE 144

If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act, so as to enable the Purchaser to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or (b) any successor rule or regulation hereafter adopted by the Commission. Upon the request of the Purchaser, the Company will deliver to the Purchaser a written statement as to whether it has complied with such requirements. Notwithstanding anything in this Agreement, the Company shall not be required to register any of its equity securities under Section 12 of the Exchange Act in order to enable the Purchaser to dispose of Registrable Securities under Rule 144.

ARTICLE 8. MISCELLANEOUS

8.1 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

8.2 Entire Agreement. This Agreement, together with the other Transaction Documents and the exhibits and schedules thereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

8.3 No Inconsistent Agreements. The Company shall not enter into any such agreement with respect to its securities that is inconsistent with or violates the rights granted to the Purchaser in this Agreement.

8.4 Termination of Registration Rights. This Agreement to register Registrable Securities for sale under the Securities Act shall terminate on the fifth anniversary of the effective date of the Registration Statement filed pursuant to Section 2.1(a). Notwithstanding any termination of this Agreement pursuant to this Section 8.4, the parties’ rights and obligations under Article 6 hereof shall continue in full force and effect in accordance with their respective terms.

8.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

8.6 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be made in accordance with Section 5.3 of the Purchase Agreement.

8.7 Successors and Assigns.

(a) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of the Purchaser and its successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than in accordance with Section 8.7(b)). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Registrable Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Registrable Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.” Any assignment in violation of this Section 8.7 shall be null and void.

(b) In the event the Company engages in a merger or consolidation in which the Registrable Securities are converted into securities of another company, or if there are any changes in the Common Stock by way of share split, stock dividend, combination or reclassification, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to the Purchaser by the issuer of such securities. To the extent any new issuer, or any other company acquired by the Company in a merger or consolidation, was bound by registration rights obligations that would conflict with the provisions of this Agreement, the Company will, unless the Purchaser otherwise agrees, use commercially reasonable efforts to modify any such “inherited” registration rights obligations so as not to interfere in any material respects with the rights provided under this Agreement.

8.8 No Third-Party Beneficiaries. Except for Section 6.1 and Section 6.2, which are intended to benefit each Purchaser Indemnified Party and each Company Indemnified Party, respectively, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

8.10 Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any Proceeding that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

8.11 Waiver of Jury Trial. In any Proceeding in any jurisdiction brought by any party against any other party, the parties each knowingly and intentionally, to the greatest extent permitted by applicable law, hereby absolutely, unconditionally, irrevocably and expressly waives forever trial by jury.

8.12 Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

8.13 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

8.14 Section Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

8.15 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by a Person thereunto authorized as of the date first indicated above.

COMPANY:

IMMUNOMEDICS, INC.

By:	/s/ Cynthia L. Sullivan
Name:	Cynthia L. Sullivan
Title:	President and Chief Executive Officer

PURCHASER:

SEATTLE GENETICS, INC.

By:	/s/ Clay B. Siegall
Name:	Clay B. Siegall, Ph.D.
Title:	President and Chief Executive Officer

[Signature Page to Registration Rights Agreement]